Exhibit 4.10.7

[***] Certain identified information in this Amendment 6 to Master Purchase Agreement has been excluded because it is both (i) not material, and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT 6 TO MASTER PURCHASE AGREEMENT

This Amendment 6 (this “Amendment 6”) dated as of February 15, 2021 (the “Amendment Effective Date”), amends and modifies the Master Purchase Agreement by and between Amazon.com Services LLC (FKA Amazon.com Services, Inc.; FKA Amazon Corporate LLC) (“Purchaser” or “Amazon”) and Kornit Digital Ltd. (“Supplier”) with an effective date of May 1, 2016, as amended to date (the “Agreement”). Initially capitalized terms used, but not defined, in this Amendment 6 have the meaning given to them in the Agreement. If there is a conflict between the terms of this Amendment6 terms and the terms of the Agreement, the terms of this Amendment 6 prevail.

Supplier and Purchaser agree to amend the Agreement as follows:

1.	Amendment to the “Ink” Section of Schedule 1 (Pricing) of the Agreement. The definition of the “Ink Measurement Period” is amended to mean each calendar year in which Purchaser orders Ink from Supplier; and the Cost per liter listed in Schedule 1 (Pricing) for the Liters of Eco-Rapid Ink ordered and received by Purchaser during an Ink Measurement Period is effective until authorized representatives of the parties mutually agree in writing otherwise.

2.	Amendment to the “Consumables” Section of Schedule 1 (Pricing) of the Agreement. The price of Product, Neutra-fix (Amazon US) is $[***] (USD) per [***] for all Neutra-fix (Amazon US) Products ordered and received by Purchaser until authorized representatives of the parties mutually agree in writing otherwise.

3.	Amendment to Print Heads in Schedule 1 (Pricing). Supplier will not charge and Purchaser will not be obligated to pay for any [***] installed during the [***] calendar year that have not already been paid by Purchaser as of the Amendment Effective Date; and the [***] does not apply to print head replacements installed during that year.

4.	[***] Failures in [***]. Purchaser will not charge and Supplier will not be obligated to pay any [***] payable under the Agreement during the [***] calendar years that have not already been paid by Supplier as of the Amendment Effective Date.

5.	Non-conforming Products. The [***] Products do not conform to certain Purchaser requirements. Supplier will correct the [***] Products located at Purchaser’s [***] by [***], and will correct the [***] Products located at Purchaser’s [***] as requested by Purchaser. Purchaser will retain the Products for continued use while Supplier produces all necessary components, installs these components, and otherwise modifies the Products in a way that will cause Products to be compliant with Purchaser requirements. Supplier will ensure that (a) the modified [***] Products, (b) the components it produces, (c) the installation of the components, and (d) any and all other modifications it makes to correct the non-conformity will as of the date of their installation (1) be subjected to and pass all applicable compliance inspections and tests, (2) will be compliant with all laws and Amazon policies, and (3) will pass Amazon’s review; prior to installing the components and making such modifications to the Products (collectively, “the Correction”). Supplier will subcontract its compliance inspection and testing obligations described herein to [***]. Supplier will ensure the components, their installation, and the other modifications do not create any other non-conformity or cause the Products to otherwise deviate from the representations and warranties in the Agreement. Supplier will [***]. If requested by Purchaser, Supplier may charge Purchaser up to $[***] of each [***] Product at any of Purchaser’s [***] locations.

6.	Insertion of definition to the “Printers” Section of Schedule 1 (Pricing). The “Revised [***]” is defined as the Kornit [***] Printing Systems that are produced to the specifications of the [***] products that have received the Correction.

7.	Amendment to the Kornit [***] Printing Systems Purchase Price Table in the “Printers” Section of Schedule 1 (Pricing) in the Agreement. The Kornit [***] Printing Systems Purchase Price Table of Schedule 1 is hereby deleted in its entirety and the following new table, including the pricing for the Revised [***], shall be inserted in lieu thereof. Under the Warrant to Purchase Ordinary Shares, issued on [***] (the "Warrant"), Revised [***] will be considered "Old Business" (as defined in the Warrant).

Pricing Tier	Total Number of Printers Ordered and received by Purchaser during Applicable Printer Measurement Period	[***] Price Per System ([***]) (USD)	Revised [***] Price Per System ([***]) (USD)
[***]	[***]	$[***]	$[***]
[***]	[***]	$[***]	$[***]
[***]	[***]	$[***]	$[***]
[***]	[***]	$[***]	$[***]

Amazon Proprietary and Confidential

By signature below, the duly authorized representatives of the parties agree to the terms and conditions of this Amendment 6.

Purchaser: Amazon.com Services LLC		Supplier: Kornit Digital Ltd.

By:	/s/ Danica Knievel	By:	/s/ Alon Rozner
Name:	Danica Knievel	Name:	Alon Rozner
Title:	GM, Merch by Amazon	Title:	CFO

Date: March 20, 2021		Date: March 18, 2021

		By:	/s/ Ronen Samuel
		Name:	Ronen Samuel
		Title:	CEO

Date: March 17, 2021

Amazon Proprietary and Confidential